Trisoft Media, Inc. and Audio Street, Inc.

Combined Financial Statements

December 31, 2006

Trisoft Media, Inc. and Audio Street, Inc.
Index to the Combined Financial Statements
December 31, 2006

Page
Independent Auditors’ Report	1
Combined Balance Sheet	2
Combined Statements of Income and Retained Earnings	3
Combined Statements of Cash Flows	4
Notes to Combined Financial Statements	5-7

Independent Auditors’ Report

To the Stockholders of Trisoft Media, Inc. and Audio Street, Inc.

We have audited the accompanying combined balance sheet of Trisoft Media, Inc. and Audio Street, Inc. as of December 31, 2006, and the related combined statements of income and retained earnings and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Trisoft Media, Inc. and Audio Street, Inc. as of December 31, 2006 and the results of their combined operations and cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
April 19, 2007

Trisoft Media, Inc. and Audio Street, Inc.
Combined Balance Sheet
December 31, 2006

Assets

Current Assets
Cash	$26,435
Accounts receivable, net	14.946

Total Current Assets	41,381

Equipment, net	12,067

Total Assets	$53,448

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$10,138
Payroll taxes	3,708

Total Current Liabilities	13,846

Stockholders’ Equity
Common stock	1,250
Retained earnings	38,352

Total Stockholders’ Equity	39,602

Total Liabilities and Stockholders’ Equity	$53,448

See Notes to the Combined Financial Statements.

Trisoft Media, Inc. and Audio Street, Inc.
Combined Statements of Income and Retained Earnings
Years Ended December 31, 2006 and 2005

	2006	2005
Net Revenues	$443,608	$237,779

Operating costs and expenses: Cost of revenues	160,448	63,131
Selling, general and administrative	70,272	78,195

Total operating costs and expenses	230,720	141,326

Net Income	212,888	96,453

Retained earnings (deficit), beginning of year	47,259	(1,745)
Distributions	(221,795)	(47,449)
Retained earnings, ending of year	$38,352	$47,259

See Notes to the Combined Financial Statements.

Trisoft Media, Inc. and Audio Street, Inc.
Combined Statements of Cash Flows
Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net income	$212,888	$96,453

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,185	—
Change in allowance for doubtful accounts	8,449	1,104

Changes in assets and liabilities Accounts receivable	(11,820)	(12,679)
Other assets	1,815	(1,815)
Accounts payable	(30)	10,168
Other liabilities	386	(74)
Net cash provided by operating activities	214,873	93,157

Cash Flows From Investing Activities Additions to property, plant and equipment	(7,749)	(7,503)
Net cash used in investing activities	(7,749)	7,503)
Cash Flows From Financing Activities Issuance of common stock	—	750
Stockholder distributions	(221,795)	(47,449)
Net cash used in financing activities	(221,795)	(46,699)

Increase (decrease) in cash	(14,671)	38,955

Cash at beginning of year	41,106	2,151

Cash at end of year	$26,435	$41,106

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for the following: Interest	$—	$—
Income taxes	$—	$—

See Notes to the Combined Financial Statements.

Trisoft Media, Inc. and Audio Street, Inc.
Notes to Combined Financial Statements

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Name of Operations

Trisoft Media, Inc. (TSM) was incorporated on January 31, 2005 in the State of Florida. TSM is an Internet development company specializing in the creation, management, and distribution of products such as websites, databases, servers, hosting platforms, online content and marketing services. Audio Street, Inc. (ASI) was incorporated on December 2, 2003 in the State of Florida. ASI consists of the websites AudioStreet.net and MixStreet.net that focuses primarily on music and music-based content. These websites are online homes for independent music artists, DJ’s and music mixologists and provide a platform for the promotion and distribution of songs and allow for interaction between musicians and fans.

Principles of Combination

The accompanying combined financial statements include all accounts of TSM and ASI, both of which are under common control. All significant inter-company accounts and transactions have been eliminated in combination.

Revenue Recognition

TSM recognizes revenue as services are provided. For design projects that extend over a period of months TSM recognizes revenue based on a percentage of completion, which is based on management’s estimate of percent complete. Therefore the financial statements take into account the revenue earned to date on contracts not yet completed. ASI recognizes revenue from advertising as well as hosting services on a monthly basis.

Equipment

The cost of equipment is depreciated using the straight-line method over the estimated useful lives of the assets (3 years). Repair and maintenance expenditures are expensed as incurred.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising expense was $733 and $400 for the years ended December 31, 2006 and 2005, respectively.

Financial Instruments

The carrying values of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term maturities.

Income Taxes

For income tax purposes, TSM and ASI are treated as Subchapter-S Corporations. Therefore, there is no provision for income taxes on the financial statement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Trisoft Media, Inc. and Audio Street, Inc.
Notes to Combined Financial Statements

NOTE 2:    CONCENTRATIONS OF BUSINESS AND CREDIT RISK

TSM and ASI maintain cash balances with financial institutions that at times may exceed the limits insured by the Federal Deposit Insurance Corporation.

TSM and ASI provide credit in the normal course of business to customers. Accounts receivable consists of uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects TSM and ASI’s best estimate of the amounts that may not be collected. This estimate is based on reviews of all balances in excess of 90 days from the invoice date. Based on this assessment of current credit worthiness, TSM and ASI estimate the portion, if any, of the balance that will not be collected. Management also considers the need for additional general reserves and reviews its valuation allowance on a quarterly basis.

Accounts receivable at December 31, 2006 are approximated as follows:

Accounts receivable	$24,499
Less: allowance for doubtful accounts	(9,553)
Accounts receivable, net	$14,946

Sales to three major customers represented approximately 48% of total sales for TSM and ASI for the year ended December 31, 2006. Sales to one major customer represented approximately 26% of the total sales for TSM and ASI for the year ended December 31, 2005.

NOTE 3:    EQUIPMENT

Equipment consists of the following at December 31, 2006:

Computer Equipment	$15,252
Less: accumulated depreciation	(3,185)
Equipment, net	$12,067

Trisoft Media, Inc. and Audio Street, Inc.
Notes to Combined Financial Statements

NOTE 4:    OPERATING LEASES

TSM leases office space under a long term operating lease. The future minimum lease payments under operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$16,614
2008	16,614
2009	4,154
Total minimum lease payments	$37,382

NOTE 5:    SUBSEQUENT EVENTS

The assets and business of TSM and ASI were sold on February 5, 2007 to Ckrush, Inc. Service rendered to Ckrush, Inc by TSM during 2006 amounted to $141,271.